Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to our report dated on April 22, 2021, with respect to the consolidated financial statements of AGM Group Holdings, Inc. as of and for the year ended December 31, 2020, in Annual report on Form 20-F included in its incorporation of documents by reference.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ JLKZ CPA LLP

Flushing, New York

November 13, 2023